UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2018

RIVEX TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-218713	38-3939787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rua da Moeda 19, Evora, Portugal 7000-513

(Address of principal executive offices)

(702) 846-0808

(Registrant’s telephone number, including area code)

___________________________________________

(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On October 4, 2018, as a result of a private transaction, the control block of voting stock of RIVEX TECHNOLOGY CORP. (the “Company”), represented by 5,000,000 shares of common stock, has been transferred from Adrian Dario Rivera Tchernikov to Sungrow Ventures Limited, and a change of control of the Company has occurred.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on October 4, 2018, the sole existing director and officer resigned immediately. Accordingly, Adrian Dario Rivera Tchernikov, serving as director and President, Treasurer and Secretary, ceased to be the Company’s director and officer. At the effective date of the transfer, Gabriel Dollente Diamaandal, age 58, assumed the role of director and Chief Executive Officer, President, Treasurer and Secretary of the Company.

Gabriel Dollente Diamaandal was the Senior Account Director of 7th Media Digital Studios, a premier full-service digital development and production company from 2008 to 2017. Between 2000-2008, Mr. Diamaandal worked as the Marketing Director at SkyLab Interactive, a leading company that specializes in website creation. Mr. Diamaandal obtained his MBA from De La Salle University in 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officers and directors.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVEX TECHNOLOGY CORP.

Date: October 9, 2018	By:	/s/ Gabriel Dollente Diamaandal
	Name:	Gabriel Dollente Diamaandal
	Title:	Chief Executive Officer, President, Treasurer, Secretary and Director

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